EXHIBIT 4.1

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                                GEOKINETICS INC.,

                           THE GUARANTORS NAMED HEREIN

                                       and

                           THE PURCHASERS NAMED HEREIN

                          SECURITIES PURCHASE AGREEMENT

                              Senior Secured Notes
                        Warrants to Purchase Common Stock

                           Dated as of October 1, 1999

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                                TABLE OF CONTENTS
                             (Not Part of Agreement)


                                                                        PAGE
                                                                        ----
PARAGRAPH 1.      AUTHORIZATION OF ISSUE OF SECURITIES.....................1

PARAGRAPH 2.      ACQUISITION OF SECURITIES................................2

PARAGRAPH 3.      CONDITIONS PRECEDENT.....................................3

PARAGRAPH 4.      COVENANTS................................................6

PARAGRAPH 5.      REPRESENTATIONS AND WARRANTIES..........................10

PARAGRAPH 6.      REPRESENTATIONS AND AGREEMENT OF THE
                  PURCHASERS..............................................18

PARAGRAPH 7.      DEFINITIONS.............................................19

PARAGRAPH 8.      MISCELLANEOUS...........................................24

Schedule I - Subsidiaries

EXHIBITS
--------
Exhibit A-1    -  Form of 2005 Note
Exhibit A-2    -  Form of 2002 Note
Exhibit B      -  Form of Warrant Agreement
Exhibit C-1    -  Certificate of Incorporation
Exhibit C-2    -  Tag-Drag Agreement
Exhibit D-1    -  Closing Documents
Exhibit D-2    -  Forms of Opinion of Counsel
Exhibit E      -  Capitalization of the Company

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                                GEOKINETICS INC.

                          SECURITIES PURCHASE AGREEMENT


Ladies and Gentlemen:


            Each of undersigned, Geokinetics Inc., a Delaware corporation (the "Company"), and each of the Guarantors listed on the signature pages hereto, hereby agrees with the parties named on the signature pages hereto (collectively, the "Purchasers") as follows:


            PARAGRAPH 1.  AUTHORIZATION OF ISSUE OF SECURITIES.


            1A. GENERAL. The 2005 Notes and 26,818,594 Warrants are being issued in connection with a "plan of reorganization" under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, in exchange for all of the Senior Subordinated Notes (including accrued and unpaid interest) and the 1998 Warrants. The 2002 Notes and 23,250,000 Warrants are being issued and sold in connection with (i) the funding of the tax payment of Geophysical Development Corporation, a Texas corporation ("GDC"), of approximately $800,000; (ii) the funding of GDC's employee stay bonuses of approximately $1.1 million; and (iii) the provision of funds for working capital and general corporate purposes. Capitalized terms used herein and not otherwise defined have the meanings specified in Paragraph 7.

            1B. AUTHORIZATION OF NOTES. The Company has authorized the issuance of (i) its 13 1/2% Senior Secured Notes due 2005 (the "2005 Notes") in tHe aggregate principal amount of up to $45,358,000 originally issued, to be dated the date of issuance thereof, to mature on September 15, 2005, and to be in the form of EXHIBIT A-1 attached hereto, and (ii) its 13 1/2% Senior Secured Notes duE 2002 (the "2002 Notes" and, together with the 2005 Notes, the "Notes") in the aggregate principal amount of up to $6,000,000 originally issued, to be dated the date of issuance thereof, to mature on September 15, 2002, and to be in the form of EXHIBIT A-2 attached hereto. The term "Notes" as used in this agreement (the "Agreement") shall include the promissory notes delivered pursuant to this Agreement, addi-
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tional Notes which may be issued as interest in accordance with the terms thereof, and each such promissory note delivered in substitution or exchange for any other Note pursuant to any such provision hereof, of such Note or of the Indenture governing such Note.

            1C. AUTHORIZATION OF WARRANTS. In connection with the transactions described in Paragraph 1A, the Company has authorized the issuance and delivery to the Purchasers of the 2002 Notes an aggregate of 23,250,000 warrants (the "2002 Warrants"), and to the Purchasers of the 2005 Notes an aggregate of 26,818,594 warrants (the "2005 Warrants" and, together with the 2002 Warrants, the "Warrants"), each Warrant to purchase one share (collectively, the "Warrant Shares") of its common stock, par value $.01 per share (the "Common Stock"), at an exercise price of $.56 per share, such Warrants to be in the form contained in the Warrant Agreement attached hereto as EXHIBIT B and such Common Stock having the rights, restrictions, privileges and preferences set forth in the Certificate of Incorporation of the Company in the form of EXHIBIT C-1 attached hereto (the "Certificate of Incorporation") and being subject to the provisions of the agreement among the Company, Blackhawk Investors, L.L.C., Steven A. Webster, William R. Ziegler and the Holders (the "Tag/Drag Agreement") in the form of EXHIBIT C-2 attached hereto. The Warrants will have the benefit of the registration rights set forth in the Warrant Agreement.

            1D. AUTHORIZATION OF GUARANTEES. In connection with the transactions described in Paragraph 1A, each of the Guarantors has authorized the issuance of its unconditional senior guarantee of the 2005 Notes and the 2002 Notes, and in the form of Guarantee attached to EXHIBIT A-1 and EXHIBIT A-2 hereto, respectively (collectively, the "Guarantees").

            PARAGRAPH 2.  ACQUISITION OF SECURITIES.

            2A. ACQUISITION OF SECURITIES. Subject to and upon the terms and conditions herein set forth, each Purchaser agrees, severally and not jointly, to (i) exchange with the Company the Senior Subordinated Notes (including rights to accrued but unpaid interest thereunder) and 1998 Warrants held by such Purchaser, if any, for the principal amount of 2005 Notes and number of 2005 Warrants and (ii) purchase from the Company
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the principal amount of 2002 Notes and number of 2002 Warrants for an aggregate purchase price equal to the principal amount of such 2002 Notes, in each case as set forth on the signature page hereto of such Purchaser, on October 1, 1999 (the "Date of Closing").

            2B. PURCHASE PRICE ALLOCATION. The Company and the Purchasers agree that the issue prices of the 2002 Notes and the 2002 Warrants for U.S. federal income tax purposes are $628.00 per $1,000 principal amount of 2002 Notes and $.08 per Warrant.

            2C. TAG/DRAG AGREEMENT. Each Purchaser by executing its signature page hereto shall be deemed to have executed the Tag/Drag Agreement.

            PARAGRAPH 3.  CONDITIONS PRECEDENT.

            3. CONDITIONS TO CLOSING. The obligation of each Purchaser to purchase and pay for the Notes and Warrants to be purchased by it is subject to the satisfaction of the following conditions:

            3A. DOCUMENTS TO BE DELIVERED. On or before the Date of Closing, the Purchasers shall have received all of the following, duly executed and delivered:

            (i) the Notes being exchanged and/or purchased by each Purchaser in the name and denomination set forth on the signature page hereto of such Purchaser;

           (ii) the Warrants being exchanged and/or purchased by each Purchaser in the name and denomination set forth on the signature page hereto of such Purchaser;

          (iii) certificates of the Secretary and of the Chairman of the Board or President of the Company and each Guarantor dated the Date of Closing, which shall contain the names and signatures of the officers of the Company and each Guarantor authorized to execute this Agreement and which shall certify to the truth, correctness and completeness of the following exhibits attached hereto as EXHIBIT D-1: (a) a copy of resolutions duly adopted by the Board of Directors of the Company and each Guarantor, in
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      each case in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Transaction Documents delivered or to be delivered in connection herewith on the part of the Company and the Guarantors and the consummation of the transactions contemplated herein and therein, (b) a copy of the charter documents of the Company and each Guarantor and all amendments thereto, certified by the appropriate official of the state of organization, and
      (c) a copy of the bylaws of the Company and each Guarantor in effect on the Date of Closing;

           (iv) a certificate (or certificates) as to the valid existence and good standing of the Company and each Guarantor in its respective state of organization, issued by the appropriate authorities of such jurisdiction;

            (v) a certificate of the President of the Company dated the Date of Closing, in which such officer certifies to the satisfaction of the conditions set out in subsections (i) and (ii) of Paragraph 3B;

           (vi) favorable opinions of (x) Chamberlain, Hrdlicka, White, Williams & Martin, counsel to the Company, (y) The Bayard Firm, special Delaware counsel to the Company, and (z) local counsel to the Company each dated the Date of Closing and substantially in the form set forth in EXHIBIT D-2, subject only to such qualifications, limitations or exceptions as may be acceptable to each of the Purchasers; and

          (vii) certificates of the Company's and the Guarantors' good standing and due qualification to do business, issued by appropriate officials in any states where the Company's and the Guarantors' ownership or leasing of their respective properties or the conduct of their respective business requires such qualification.

            On or before the Date of Closing, the Purchasers and Cahill Gordon & Reindel, counsel for the Purchasers, shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and its Subsidiaries as they shall reasonably request.
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            3B.   REPRESENTATIONS; NO DEFAULT.

            (i) All representations and warranties made by the Company in this Agreement shall be true and correct on and as of the Date of Closing as if such representations and warranties had been made on and as of such date, unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case on and as of such other date.

           (ii) The Company shall have performed and complied with all agreements and conditions required in this Agreement to be performed or complied with by it on or prior to the Date of Closing.

            3C. PURCHASE PERMITTED BY APPLICABLE LAWS. On the Date of Closing, the offer by the Company of, and the purchase of and payment for, the Warrants and the Notes, respectively, on the terms and conditions herein provided (including the use of the proceeds of the sale of such Securities by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation U, T or X of the Board of Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

            3D. PROCEEDINGS. On the Date of Closing, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they or their counsel may reasonably request.

            3E. OBLIGATIONS. The Company shall have satisfied any other obligations to the Purchasers required to be paid or complied with by it on or prior to the Date of Closing.

            3F. IO AGREEMENT. The Company shall have received from Input Output, Inc. ("IO") an agreement on terms and in form and substance satisfactory to the Purchasers to refinance the obligations of the Company to IO.

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            3G. BOARD OF DIRECTORS. Steven Webster shall have been elected
Chairman of the Executive Committee of the Board of the Company and shall have agreed to become Chairman of the Executive Committee the Board of the Company on terms in form and substance satisfactory to the Purchasers.

            3H. SECURITY DOCUMENTS. The Company and the Guarantors shall have duly authorized, executed and delivered the General Security Agreement and all other Security Documents and shall have delivered to the collateral agent thereunder, all of the collateral referred to therein and all annotations and all other documents necessary to grant such security interest in such collateral pursuant to the terms of the Security Documents; the Holders shall have a perfected security interest on the collateral pledged under the Security Documents with such priority in interest on such collateral as required thereunder.


            PARAGRAPH 4.  COVENANTS.


            4. COVENANTS. To induce the Purchasers to enter into this Agreement and acquire the Notes and the Warrants, the Company warrants, covenants and agrees as follows:

            4A. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The Company will furnish, or will cause to be furnished, to the Holders copies of the following financial statements, reports, notices and information, at the Company's expense:

            (i) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year of the Company, consolidated balance sheets of the Company as of the end of such Fiscal Quarter and consolidated statements of operations and cash flow of the Company for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter (which may be the Company's Form 10-QSB), certified by the chief financial officer of the Company, in each case with prior period comparisons and a management's discussion and analysis of financial condition and results of operations;

           (ii) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the
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      annual audit report for such Fiscal Year for the Company and its
      Subsidiaries, including therein consolidated balance sheets of the Company as of the end of such Fiscal Year and consolidated statements of operations and cash flow of the Company for such Fiscal Year (which may be the Company's Form 10-KSB), certified in a manner reasonably acceptable to the Holders by Fitts, Roberts & Co., Inc., P.C. or other independent public accountants acceptable to the Holders, with a management's discussion and analysis of financial condition and results of operations;

          (iii) promptly after (a) the sending or filing thereof, copies of all reports which the Company or any of its Subsidiaries send to any lenders and (b) the sending or filing thereof, all reports and registration statements which the Company or any of its Subsidiaries file with the Securities and Exchange Commission or any national securities exchange; and

           (iv) upon request by any Holder, as soon as available and in any event within 30 days after the end of each month, monthly financial reports and such other information respecting the condition or operations, financial or otherwise, of the Company and each of its Subsidiaries as such Holder may reasonably request.

In the event that, pursuant to the terms of the Notes, an indenture is qualified under the Trust Indenture Act of 1939, as amended, with respect to the Notes, the information required to be furnished pursuant to this Paragraph 4A shall be provided pursuant hereto only to Holders of Warrants.

            4B. INFORMATION REQUIRED BY RULE 144A. The Company will, upon the request of any Holder, provide such Holder, and any qualified institutional buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule l44A under the Securities Act in connection with the resale of Notes or Warrants. For the purpose of this Paragraph 4B, the term "qualified institutional buyer" shall have the meaning specified in Rule l44A under the Securities Act. At the request of holders of 25% or more of the aggregate principal amount of the Notes, the Company will use its best efforts to cause the Notes to be eligible for participation in the book-entry system of The Depository Trust Company.
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            4C. INDEMNITY. The Company agrees to indemnify each of the
Purchasers, as debtholders, shareholders, directors and officers of the Company, as the case may be, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against any of the Purchasers arising out of, resulting from or in any other way associated with the execution, delivery or performance of the Transaction Documents or such Purchaser's being a debtholder, shareholder, director or officer of the Company. The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by such holder, provided only that no Purchaser shall be entitled under this Paragraph 4C to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by such Purchaser's willful misconduct. If any Person (including the Company or any of its Affiliates) ever alleges such willful misconduct by a Purchaser, the indemnification provided for in this Paragraph 4C shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged willful misconduct. As used in this section the term "Purchaser" shall refer also to each director, officer, agent, attorney, employee, representative and Affiliate of such Purchaser.

            4D.   OBSERVER RIGHTS OF HOLDERS.

            From and after the Date of Closing, the Company shall take all such action as may be necessary so as to allow two designees selected by the majority of the Noteholders (as determined by the principal amount of the Notes held by such Noteholders) to serve as observers for the Noteholders to attend each meeting of the Company's Board of Directors and its committees (except when in executive session) as nonvoting observers.

            4E.   PREEMPTIVE RIGHTS OF HOLDERS.
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            (a) If the Company proposes to issue or sell any equity securities
(including but not limited to securities convertible into or exchangeable for Common Stock) at any time, the Company shall give the Holders written notice of such proposal, describing the type of equity securities and the price and the terms upon which the Company proposes to issue the same. For a period of twenty
(20) days following the delivery of such notice by the Company, the Company shall be deemed to have irrevocably offered to sell a PRO RATA portion of such equity securities to the Holders, as a group, for the price and upon the terms specified in the notice. Each Holder may exercise its right to purchase such equity securities by giving written notice to the Company within such twenty
(20) day period and stating the quantity of equity securities to be purchased by such Holder. Each Holder's PRO RATA portion, for purposes of this Paragraph 4E, is the ratio of the number of Warrants (and Warrant Shares) which such Holder then owns to the total number of shares of Common Stock plus the number of Warrants (and Warrant Shares) then outstanding. As used herein, "issue" includes sales or transfers by the Company of treasury shares. This Paragraph 4E shall not apply to: (i) equity securities issued in a Public Equity Offering, (ii) the issuance of Common Stock pursuant to convertible securities (including warrants and stock options) of the Company outstanding on the Date of Closing, (iii) stock options (and Common Stock issuable upon exercise thereof) that may be granted to the Company's employees under the Company's plans so long as the sum of (x) the number of options outstanding on the Date of Closing, (y) such additional number of options granted after the Date of Closing and (z) the number of options referred to in clauses (x) and (y) above which expire unexercised, shall not exceed 11,633,775 options outstanding at any time (subject to adjustment for stock splits, stock dividends, recapitalization, etc.) and (iv) Common Stock (or securities convertible into Common Stock) issued by the Company to the securityholders of another Person in connection with the acquisition of such Person (whether the acquisition is of stock or assets of such Person or a Subsidiary of such Person).

            (b) Each Holder will have the right to transfer its rights under the immediately preceding paragraph so long as such Holder transfers at least 250,000 Warrants or Warrant Shares to a single Person in the transaction pursuant to which such rights would be transferred.
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            (c) The preemptive rights set forth in paragraph (a) of this
Paragraph 4E shall terminate at such time as (i) (x) the Company consummates a Public Equity Offering with gross proceeds of at least $35,000,000 and (y) the Common Stock is traded on the NASDAQ System or any nationally registered securities exchange, (ii) the Warrants or Warrant Shares shall have been disposed of in accordance with a registration statement that has become effective under the Securities Act or (iii) the Warrants or Warrant Shares shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

            4F. REISSUANCE OF RETURNED WARRANTS. Upon the receipt by the Company of Warrants returned to it pursuant to Paragraph 6C hereof, the Company will reissue, execute and deliver replacement Warrants to the Purchasers in such amounts as are required pursuant to Paragraph 6C.

            4G. AMENDMENT TO CHARTER. The Company will use its best efforts to propose at the next shareholders' meeting of the Company an amendment to the charter of the Company to allow for the preemptive rights described in Paragraph 4E. The Company will use its best efforts to cause its Board of Directors to recommend such amendment for approval. Each Holder agrees to vote any Common Stock it owns in favor of such amendment.


            PARAGRAPH 5.  REPRESENTATIONS AND WARRANTIES.


            5. REPRESENTATIONS AND WARRANTIES. To induce the Purchasers to enter into this Agreement and to purchase the Securities, the Company represents and warrants as follows:

            5A. ORGANIZATION AND GOOD STANDING. Each of the Company and its Subsidiaries is duly incorporated, validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and each has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified, individually or in the aggregate, could not
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reasonably be expected to result in a Material Adverse Effect. Each of the
Company's Subsidiaries that is a partnership has been duly formed and is currently existing under the laws of its jurisdiction of formation and has the partnership power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            5B. AUTHORIZATION. The Company has taken all corporate action necessary to authorize the execution and delivery by it of each of this Agreement and the other Transaction Documents to which it is a party and to authorize the consummation of the transactions contemplated hereby and thereby and the performance of its obligations hereunder and thereunder.

            5C. NO CONFLICTS OR CONSENTS. The execution, delivery and performance of the Transaction Documents, compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of the Company or any of its Subsidiaries or any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or any of its Subsidiaries or their respective property.

            5D. ENFORCEABLE OBLIGATIONS. Each of the Transaction Documents constitutes a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms (assuming due authorization, execution and delivery of each Transaction Document by any other party thereto), except that enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights gener-
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ally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.

            5E. WARRANTS. The Warrants have been duly and validly authorized by the Company and, when executed by the Company in accordance with the provisions of the Warrant Agreement, and delivered to and paid for by the Purchasers in accordance with the terms hereof, will be entitled to the benefits of the Warrant Agreement and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.

            5F. WARRANT SHARES. When issued and paid for in accordance with the terms and conditions contained in the Warrant Agreement, upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement. The capitalization of the Company on the Date of Closing is set forth on EXHIBIT E hereto.

            5G. NOTES. The Notes have been duly and validly authorized by the Company and, when executed by the Company in accordance with the provisions thereof, and delivered to and paid for by the Purchasers in accordance with the terms hereof (including Notes issued in lieu of cash interest as provided therein), will be entitled to the benefits thereof and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.
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            5H. GUARANTEES. The Guarantees have been duly and validly authorized by each of the Guarantors and, when executed by each Guarantor and affixed to the Notes (including Notes issued in lieu of cash interest as provided therein), will be entitled to the benefits thereof and will constitute valid and binding obligations of each such Guarantor enforceable in accordance with their terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.

            5I. NO CONFLICT. Neither the Company nor any of its Subsidiaries is in violation of its respective charter or bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or property is bound except for such violations or defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            5J. FINANCIAL STATEMENTS. The financial statements, together with related schedules and notes contained in the Exchange Act Reports, present fairly the consolidated financial position, results of operations and changes in financial position of the Company on the basis stated in the Exchange Act Reports at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Exchange Act Reports is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

            5K. NO UNDISCLOSED LIABILITIES. Except as fully reflected or reserved against in the financial statements and the notes thereto referred to in Paragraph 5J, there are no li-
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                                      -14-

abilities or obligations with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be material to the Company and its Subsidiaries, taken as a whole. The Company does not know of any basis for the assertion against the Company or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in such financial statements which, either individually or in the aggregate, could reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

            5L. FULL DISCLOSURE. No certificate, statement or other information delivered herewith or heretofore by the Company to the Purchasers in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby (including without limitation the Exchange Act Reports) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to the Company that has not been disclosed to the Purchasers which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            5M. LITIGATION. There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any of their respective property is the subject which could reasonably be expected to result in a Material Adverse Effect, and, to the best knowledge of the Company, no such proceedings are threatened or contemplated.

            5N. ENVIRONMENTAL AND OTHER LAWS. Neither the Company nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case could reasonably be expected to result in any Material Adverse Effect.

            5O. PERMITS. Each of the Company and its Subsidiaries has such permits, licenses, franchises, consents, approvals, orders, certificates and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business except for those the absence of which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such permit, in each case where the same, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; each permit is in full force and effect; each of the Company and its Subsidiaries is operating in compliance with its permits, and there are no proceedings pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries that seek to cause any permit of any of them to be revoked, withdrawn, canceled, suspended or not renewed, except where the failure of a permit to be in full force or effect or noncompliance with a permit could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            5P. TITLE TO PROPERTIES. Except as otherwise set forth in the Exchange Act Reports or such as are not material to the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries has good and marketable title, free and clear of all Liens, claims, encumbrances and restrictions, to all property and assets described in the Exchange Act Reports as being owned by them. All leases to which the Company or any of its Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect; and the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee other than such exceptions that, individually or in the aggregate, could not reasonably be expected to result in any Material Adverse Effect.

            5Q.   INSURANCE.  Each of the Company and its Subsidiaries maintains reasonably adequate insurance.

            5R. REPORTS. Except that the Company's Form 10-KSB for the fiscal year ended December 31, 1998 did not contain the required financial statements and management's discussion and analysis of financial condition and results of operations, each of the Company and its Subsidiaries has timely filed all material reports, data and other information required by any other regulatory agency with authority to regulate the Company or its Subsidiaries, or the business of any of them in any manner; and each of the Company and its Subsidiaries is in compliance with all rules, regulations and requirements of all regulatory agencies, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            5S. INVESTMENT COMPANY. Neither the Company nor any of its Subsidiaries is, or upon application of the proceeds from the sale of the Securities will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            5T. INTELLECTUAL PROPERTY. Each of the Company and its Subsidiaries owns and possesses all material licenses, patents, patent rights, patent applications, inventions, trade secrets, know-how, proprietary information and techniques, including processes, trademarks, service marks, trade names, computer software and copyrights described or referred to in the Exchange Act Reports or owned or used by it or that are necessary for and/or used in the conduct of its business as described in the Exchange Act Reports. Any registrations covering such patents, trademarks, service marks, trade names or copyrights owned by, or licensed to the Company or any of its Subsidiaries are valid and subsisting, have not been cancelled, abandoned or otherwise terminated and, if applicable, have been duly issued or filed. Neither the Company nor any of its Subsidiaries is aware of or has received any notice of infringement of, or conflict or claimed conflict with, asserted rights of others with respect to any licenses, patents, patent rights, patent applications, inventions, trade secrets, know-how, proprietary information or techniques, including processes, trademarks, service marks, trade names, computer software or copyrights.

            5U. OFFERING OF NOTES OR WARRANTS. Except for solicitations to offerees reasonably believed by the Company to be "accredited investors" as such term is defined in Regulation D of the Securities Act, neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or Warrants or any similar security of the Company for sale to, or solicited any offers to buy the Notes or Warrants or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes or Warrants to the provisions of section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction in such a manner as to require that the Notes or Warrants actually be registered.

            5V. USE OF PROCEEDS. Neither the Company nor any of its Subsidiaries owns or has any present intention of acquiring any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System ("margin stock"). The proceeds of sale of the Notes and Warrants will be used as set forth in Paragraph 1A. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which could reasonably be expected to cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

            Any certificate signed by any officer of the Company and delivered to any Purchaser or to counsel for the Purchasers shall be deemed a representation and warranty by the Company to each Purchaser as to the matters covered thereby.

            PARAGRAPH 6.  REPRESENTATIONS AND AGREEMENT
                               OF THE PURCHASERS.


            6A. ACKNOWLEDGMENTS OF THE PURCHASERS. Each Purchaser understands and acknowledges to the Company that:

            (i) the offering and sale of the Notes and Warrants is intended to be exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) of the Securities Act;

           (ii) there is no existing public or other market for the Notes and Warrants and there can be no assurance that such Purchaser will be able to sell or dispose of such Purchaser's Notes and Warrants;

          (iii) the Notes and Warrants have not been registered under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement;

           (iv) if any transfer of the Notes and Warrants is to be made in reliance on an exemption under the Securities Act, the Company may require an opinion of counsel reasonably satisfactory to it that such transfer may be made pursuant to an exemption under the Securities Act; and

            (v) that the Securities will have the legends contained on the forms thereof attached as exhibits hereto.

            6B. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser, severally and not jointly, represents and warrants to the Company that:

            (i) the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account, not as a nominee or agent for any other Person, and without a view to the distribution of such Notes and Warrants or any interest therein in violation of the Securities Act;

           (ii) it is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities, and such Purchaser is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Securities;

          (iii) it has been provided, to its satisfaction, the opportunity to ask questions concerning the terms and conditions of the offering and sale of the Securities, has had all such questions answered to its satisfaction and has been supplied all additional information as it has requested; and

           (iv) the execution, delivery, and performance of this Agreement is within such Purchaser's powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise).

            6C. RETURN AND REALLOCATION OF WARRANTS UPON ADDITIONAL Investment. The Purchasers agree that if within 60 days after the Date of Closing Blackhawk or its designees shall purchase additional 2002 Notes yielding gross cash proceeds to the Company of up to $1,000,000, (i) the PRO RATA allocation of the 2002 Warrants issued to the Purchasers pursuant to this Agreement shall be adjusted to reflect such additional investment and (ii) each Purchaser will return the 2002 Warrants that it received on the Date of Closing to the Company in order that the Company may issue, execute and deliver replacement Warrants in such amounts as are required pursuant to clause (i) above.

            6D. TERMINATION OF 2005 WARRANTS. The Purchasers of the 2005 Notes agree that 4,800,000 of the 2005 Warrants shall be terminated, on a PRO RATA basis for each Purchaser of 2005 Notes, on each Interest Payment Date (as defined in the 2005 Notes) through and including September 15, 2000 on which the Company pays all interest due on the 2005 Notes on such Interest Payment Date in cash.


            PARAGRAPH 7.  DEFINITIONS.


            7. DEFINITIONS. For the purpose of this Agreement, the terms defined in the indenture attached as part of EXHIBIT A-1 hereto (the "Indenture") shall have the respective meanings set forth in the Indenture, except that terms defined in this Agreement shall have the respective meanings specified herein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "1998 WARRANTS" means the warrants to purchase up to 7,618,594 shares of Common Stock of the Company issued to the Original Purchasers pursuant to the Original Purchase Agreement.

            "2002 NOTES" has the meaning set forth in Paragraph 1B.

            "2002 WARRANTS" has the meaning set forth in Paragraph 1C.

            "2005 NOTES" has the meaning set forth in Paragraph 1B.

            "2005 WARRANTS" has the meaning set forth in Paragraph 1C.

            "ALL OR SUBSTANTIALLY ALL" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

            "BLACKHAWK" means Blackhawk Investors, L.L.C. or affiliates thereof.

            "COMMON STOCK" has the meaning set forth in Paragraph 1C.

            "DATE OF CLOSING" has the meaning set forth in Paragraph 2A.

            "DLJ HOLDERS" means DLJ Investment Partners, L.P. and any Affiliate thereof holding Notes or Warrants.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXCHANGE ACT REPORTS" means Form 10-QSB filed on August 16, 1999 for the fiscal quarter ended June 30, 1999, Form 8-K filed on August 12, 1999, Form 10-QSB filed on May 17,

1999 for the fiscal quarter ended March 31, 1999, the Company's Annual Report on Form 10-KSB (as supplemented by the Notification of Late Filing filed on Form NT 10-K) for the year ended December 31, 1998 and Form 8-K filed on March 4, 1999, in each case as filed with the Securities and Exchange Commission, and any other reports filed by the Company with the Commission and delivered to the Purchasers prior to the Date of Closing.

            "FISCAL QUARTER" shall mean a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

            "FISCAL YEAR" means a twelve-month period ending on December 31 of any year.

            "GENERAL SECURITY AGREEMENT" means the Security Agreement executed and delivered by the Company and each Guarantor substantially in the form of EXHIBIT C to the Indenture, except for such changes as shall have been approved by the trustee under the Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Indenture.

            "GUARANTEES" has the meaning set forth in Paragraph 1D.

            "GUARANTORS" means, collectively, each Person named as such on the signature pages hereto and each Person executing a Guarantee under any Transaction Document now or hereafter.

            "HOLDER" means any holder of Notes, Warrants or Warrant Shares from time to time.

            "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Indebtedness owed to such Person or any other arrangement with such creditor which provides for the payment of such Indebtedness out of such property or assets or which allows such Person to have such Indebtedness satisfied out of such property or assets prior to the general creditors of any owner thereof, including without limitation any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, or any other charge or encumbrance for security purposes, whether arising by law or agree-ment or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect to the business, condition (financial or otherwise), assets, liabilities or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or the ability or obligation of the Company to perform on a timely basis its obligations under this Agreement or the other Transaction Documents.

            "NOTES" has the meaning set forth in Paragraph 1B.

            "ORIGINAL PURCHASE AGREEMENT" means the Securities Purchase Agreement dated April 30, 1998 among the Company and the Original Purchasers relating to the issuance of and sale by the Company to the Original Purchasers of $40,000,000 aggregate principal amount of the 12% Senior Subordinated Notes of the Company due 2005 and warrants to purchase up to 7,618,594 shares of Common Stock of the Company.

            "ORIGINAL PURCHASERS" means the parties purchasing the 1998 Warrants and the Senior Subordinated Notes named on the signature pages of the Original Purchase Agreement.

            "SECURITIES" means the Notes and the Warrants.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SECURITY AGREEMENTS" means and includes the General Security Agreement and any other general security agreements delivered pursuant to
Section 4.25 or 4.26 of the Indenture.

            "SECURITY DOCUMENTS" means each of the Security Agreements and any other documents utilized to pledge as collateral for the obligations owing to the trustee under the Indenture or any Holder pursuant to the terms of this Indenture, the Notes, the Guarantees and each Security Document or secured by any of the Security Documents, any property or assets of whatever kind or nature.

            "SENIOR SUBORDINATED NOTES" means the 12% Senior Subordinated Notes due 2005 of the Company issued to the Original Purchasers pursuant to the Original Purchase Agreement.

            "SUBSIDIARIES" means, collectively, each direct and indirect subsidiary of the Company, as set forth on SCHEDULE I attached hereto (each, a "Subsidiary").

            "TAG/DRAG AGREEMENT" has the meaning set forth in Paragraph 1C.

            "TRANSACTION DOCUMENTS" means this Agreement, the Notes, the Guarantees, the Warrants, the Warrant Agreement, the Security Documents, the Tag/Drag Agreement, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith.

            "TRANSFEREE" means any direct or indirect transferee of all or any part of any Security purchased under this Agreement.

            "WARRANT" has the meaning set forth in Paragraph 1C.

            "WARRANT AGREEMENT" means the Amended and Restated Warrant Agreement by and among, inter alia, the Company and the Purchasers dated the Date of Closing, in the form of EXHIBIT B hereto, as amended or supplemented from time to time.

            "WARRANT SHARES" has the meaning set forth in Paragraph 1C.

            7A. TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent financial statements contained in the Company's Exchange Act Reports, except as set forth in such unaudited statements.

            PARAGRAPH 8.  MISCELLANEOUS.

            8.  MISCELLANEOUS.

            8A. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby or the other Transaction Documents shall be consummated, to pay, and save the Purchasers and any Transferee harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with such transactions promptly (and, in any event, within 30 days after any invoice or other statement or notice), including (i) all reasonable fees and expenses of Cahill Gordon & Reindel, special counsel to the Purchasers, in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) all document production and duplication charges and the reasonable fees and expenses of one counsel engaged by the Purchasers or such Transferees in connection with any subsequent proposed modification of, or proposed consent under, this Agreement or the other Transaction Documents whether or not such proposed modification shall be effected or proposed consent granted, and (iii) the costs and expenses, including reasonable attorneys' fees, incurred by the Purchasers or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby or by reason of the Purchasers' or such Transferee's having acquired any Security, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company this Paragraph 8A shall survive the transfer of any Security or portion thereof or interest therein by any Purchaser or any Transferee, and the payment of any Security.

            8B. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of each of the holders of Notes and/or Warrants, as the case may be, purchased hereunder.

            8C. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement, the Notes, the transfer by any Purchaser of any Note or Warrant or portion thereof or interest therein, the payment of any Note and the exercise of any Warrant, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the other Transaction Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof, including, without limitation, the provisions of Paragraph 4 (Covenants) of the Original Purchase Agreement other than Paragraph 4C thereof.

            8D. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

            8E. NOTICES. All notices or other communications provided for hereunder shall be in writing and sent by telecopy or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to it at the address specified for such communications on the signature pages hereof, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other Holder, addressed to such other Holder at such address as such other Holder shall have specified to Company in writing or, if any such other Holder shall not have so specified an address to the Company, then addressed to such other Holder in care of the last Holder which shall have so specified an address to the Company and (iii) if to the Company or the Guarantors, addressed to Geokinetics Inc. at 8401 Westheimer, Suite 150, Houston, Texas 77063, Attention: Chairman of the Board, or at such other address as the Company shall have specified to the holder of each Security in writing.

            8F. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satis-factory to the Holders, the determination of such satisfaction shall be made by the Holders in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

            8G. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Any legal action or proceeding with respect to this Agreement or any other Transaction Document may be brought in the courts of the State of New York, of the State of Delaware, of the United States for the Southern District of New York or of the United States for the District of Delaware, and, by execution and delivery of this Agreement, each of the Company and the Guarantors hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each of the Company and the Guarantors further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address for notices pursuant to Paragraph 8E, such service to become effective 5 days after such mailing. Each of he Company and the Guarantors hereby irrevocably appoints CT Corporation System and such other persons as may hereafter be selected by CT Corporation System irrevocably agreeing in writing to serve as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Transaction Document brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            8H. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the re-maining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            8I. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            8J. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

            If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company whereupon this letter shall become a binding agreement by and among the Company, the Guarantors and each of you.


                                    Very truly yours,


                                    THE COMPANY:

                                    GEOKINETICS INC.


                                    By: /s/ THOMAS J. CONCANNON
                                     Name:  Thomas J. Concannon
                                     Title: Vice President


                                    THE GUARANTORS:

                                    GEOPHYSICAL DEVELOPMENT
                                      CORPORATION


                                    By: /s/ MICHAEL A. DUNN
                                     Name:  Michael A. Dunn
                                     Title: President


                                    QUANTUM GEOPHYSICAL, INC.


                                    By: /s/ LYNN A. TURNER
                                     Name:  Lynn A. Turner
                                     Title: President


                                    GEOKINETICS PRODUCTION CO.,
                                      INC.


                                    By: /s/ THOMAS J. CONCANNON
                                     Name:  Thomas J. Concannon
                                     Title: Treasurer

                                    GEOSCIENCE SOFTWARE SOLUTIONS,
                                      INC.


                                    By: /s/ MICHAEL A. DUNN
                                     Name:  Michael A. Dunn
                                     Title: President


                                    RELIABLE EXPLORATION,
                                      INCORPORATED


                                    By: /s/ LYNN A. TURNER
                                     Name:  Lynn A. Turner
                                     Title: President


                                    SIGNATURE GEOPHYSICAL SERVICES,
                                      INC.

                                    By: /s/ THOMAS J. CONCANNON
                                     Name:  Thomas J. Concannon
                                     Title: Treasurer

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

DLJ INVESTMENT PARTNERS, L.P.               Principal Amount of 2005
                                            Notes Exchanged:
                                            $19,243,132

By: DLJ INVESTMENT PARTNERS, INC.,
      Its General Partner                   Number of 2005 Warrants
                                            Exchanged: 11,377,789

By: /s/                                     Principal Amount of 2002
  Name:                                     Notes Purchased: $1,697,000
  Title:
                                            Number of 2002 Warrants
                                            Purchased: 7,891,050
Address of Purchaser:

Mr. John Moriarty
DLJ Investment Funding, Inc.
277 Park Avenue
New York, NY 10172

Telecopy No.: (212) 892-7552

Designated Bank: Citibank, N.A.

ABA Number: 021-000-089

Address: 111 Wall Street
         New York, NY 10005

Account No.: 4061-0209

Attention: Fran Argento

Taxpayer I.D. Number: 13-3887953
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

DLJ INVESTMENT FUNDING, INC.                Principal Amount of 2005
                                            Notes Exchanged:
                                            $2,741,891

By: /s/                                     Number of 2005 Warrants
  Name:                                     Exchanged: 1,621,184
  Title:

                                            Principal Amount of 2002
                                            Notes Purchased: $242,000

                                            Number of 2002 Warrants
                                            Purchased: 1,125,300

Address of Purchaser:

Mr. John Moriarty
DLJ Investment Funding, Inc.
277 Park Avenue
New York, NY 10172

Telecopy No.: (212) 892-7552

Designated Bank: Citibank, N.A.

ABA Number: 021-000-089

Address: 111 Wall Street
         New York, NY 10005

Account No.: 4061-0209

Attention: Fran Argento

Taxpayer I.D. Number: 13-3887953
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

__________________________________

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

DLJ ESC II L.P.                             Principal Amount of 2005
                                            Notes Exchanged:
                                            $1,827,927

By: DLJ LBO PLANS MANAGEMENT
      CORPORATION, its                      Number of 2005 Warrants
      General Partner                       Exchanged: 1,080,789

                                            Principal Amount of 2002
By: /s/                                     Notes Purchased: $161,000
  Name:
  Title:                                    Number of 2002 Warrants
                                            Purchased: 748,650

Address of Purchaser:

Mr. John Moriarty
DLJ ESC II L.P.
277 Park Avenue
New York, NY 10172

Telecopy No.: (212) 892-7552

Designated Bank: Citibank, N.A.

ABA Number: 021-000-089

Address: 111 Wall Street
         New York, NY 10005

Account No.:  4061-0209

Attention:  Fran Argento

Taxpayer I.D. Number: 13-3887953
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

__________________________________

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

SPINDRIFT PARTNERS, L.P.                    Principal Amount of 2005
                                            Notes Exchanged:
                                            $4,252,312.50

By: WELLINGTON MANAGEMENT
      COMPANY, LLP, its                     Number of 2005 Warrants
      Investment Advisor                    Exchanged: 2,514,243

                                            Principal Amount of 2002
By: /s/ CYNTHIA M. CLARKE                   Notes Purchased: $375,000
 Name:  Cynthia M. Clarke
 Title: Vice President, General Counsel     Number of 2002 Warrants
                                            Purchased: 1,743,750

Address of Purchaser:

75 State Street
Boston, MA  02109
Attention:  Jonathan Ashe
Telephone No. (617) 790-8637

Telecopy No.: (617) 310-1864

Designated Bank: Citibank, New York

ABA Number: 021000089

Address: One Pierrepont Plaza
         Brooklyn, NY  11201

Account No.:

Attention:

Taxpayer I.D. Number: 04-3263949
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

__________________________________

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

SPINDRIFT INVESTORS (BERMUDA)               Principal Amount of 2005
  L.P.                                      Notes Exchanged:
                                            $1,417,437.50

By: WELLINGTON MANAGEMENT                   Number of 2005 Warrants
      COMPANY, LLP, its                     Exchanged: 838,081
      Investment Advisor

                                            Principal Amount of 2002
                                            Notes Purchased: $125,000

By: /s/ CYNTHIA M. CLARKE
 Name:  Cynthia M. Clarke                   Number of 2002 Warrants
 Title: Vice President, General Counsel     Purchased: 581,250

Address of Purchaser:

75 State Street
Boston, MA  02109
Attention:  Jonathan Ashe
Telephone No. (617) 790-8637

Telecopy No.: (617) 310-1864

Designated Bank: Citibank, New York

ABA Number: 021000089

Address: One Pierrepont Plaza
         Brooklyn, NY  11201

Account No.:

Attention:

Taxpayer I.D. Number:
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

__________________________________

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

CHASE EQUITY ASSOCIATES, L.P.               Principal Amount of 2005
                                            Notes Exchanged:
                                            $11,339,500


By:  CHASE CAPITAL PARTNERS, its
     General Partner                        Number of 2005 Warrants
                                            Exchanged: 6,704,649

By: /s/                                     Principal Amount of 2002
 Name:                                      Notes Purchased: $1,000,000
 Title:

                                            Number of 2002 Warrants
                                            Purchased: 4,650,000

Address of Purchaser:

Chase Equity Associates Direct
380 Madison Avenue, 12th Floor
New York, New York 10017

Telecopy No.:

Designated Bank: Chase Manhattan Bank

ABA Number: 021 000 021

Address: 401 Madison Avenue
         New York, New York 10017

Account No.:

Attention:

Taxpayer I.D. Number: 13-3371826
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

__________________________________

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

MHR CAPITAL PARTNERS LP                     Principal Amount of 2005
                                            Notes Exchanged: $3,401,850

By:  MHR ADVISORS LLC
                                            Number of 2005 Warrants
                                            Exchanged: 2,011,395

By: /s/
 Name:                                      Principal Amount of 2002
 Title: Manager                             Notes Purchased: $300,000

                                            Number of 2002 Warrants
                                            Purchased: 1,395,000

Address of Purchaser:

40 West 57th Street
New York, New York 10019

Telecopy No.: (212) 262-9356

Designated Bank: Chase Manhattan Bank

ABA Number: 021-000-021

Address: 401 Madison Avenue
         New York, New York  10017

Account No.:

Attention:

Taxpayer I.D. Number:  13-3923564
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

__________________________________

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

                                            Principal Amount of 2005
                                            Notes Exchanged: $566,975

                                            Number of 2005 Warrants
   /s/ PAUL B. LOYD, JR.                    Exchanged: 335,232
Name:  Paul B. Loyd, Jr.
                                            Principal Amount of 2002
                                            Notes Purchased: $50,000

                                            Number of 2002 Warrants
                                            Purchased: 232,500

Address of Purchaser:

Telecopy No.:

Designated Bank: Chase Manhattan Bank

ABA Number: 021 000 021

Address: 401 Madison Avenue
         New York, New York 10017

Account No.:

Attention:

Taxpayer I.D. Number: ###-##-####
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

__________________________________

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

WHITTIER VENTURES LLC                       Principal Amount of 2005
                                            Notes Exchanged: $566,975

                                            Number of 2005 Warrants
By: /s/ DAVID A. DAHL                       Exchanged: 335,232
 Name:  David A. Dahl
 Title: President                           Principal Amount of 2002
                                            Notes Purchased: $50,000

                                            Number of 2002 Warrants
                                            Purchased: 232,500

Address of Purchaser:

Whittier Ventures LLC
c/o Whittier Trust Co.
1600 Huntington Drive
So. Pasadena, CA 91030

Telecopy No.: (626) 441-0420

Designated Bank: Union Bank of California

ABA Number: 122-000-496

Address: 445 N. Figueroa
         Los Angeles, CA

Account No.:

Attention:

Taxpayer I.D. Number:
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

__________________________________

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

SOMERSET CAPITAL PARTNERS                   Principal Amount of 2002
                                            Notes Purchased: $700,000

                                            Number of 2002 Warrants
By: /s/ WILLIAM R. ZIEGLER                  Purchased: 3,255,000
 Name:  William R. Ziegler
 Title: General Partner

Address of Purchaser:

Somerset Capital Partners
254 Franklin Street
Buffalo, New York 14202

Telecopy No.: (716) 842-2514

Designated Bank:

ABA Number:

Address:

Account No.:

Attention:

Taxpayer I.D. Number: 16-1506952
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

__________________________________

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

Steven A. Webster                           Principal Amount of 2002
                                            Notes Purchased: $150,000

                                            Number of 2002 Warrants
By: /s/ STEVEN A. WEBSTER                   Purchased: 697,500
  Name: Steven A. Webster

Address of Purchaser:

Steven A. Webster
1908 River Oaks Blvd.
Houston, Texas 77019

Telecopy No.: (713) 520-0362

Designated Bank:

ABA Number:

Address:

Account No.:

Attention:

Taxpayer I.D. Number: ###-##-####
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

__________________________________

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the
date first above written:

William R. Ziegler                          Principal Amount of 2002
                                            Notes Purchased: $150,000

                                            Number of 2002 Warrants
By: /s/ WILLIAM R. ZIEGLER                  Purchased: 697,500
 Name:  William R. Ziegler
        Individually
Address of Purchaser:

William R. Ziegler
20 Pine Brook Road
Bedford, New York 10506

Telecopy No.: (914) 234-0103

Designated Bank:

ABA Number:

Address:

Account No.:

Attention:

Taxpayer I.D. Number: ###-##-####
(if registered in the name of a
nominee, the nominee Taxpayer
I.D. Number)

Nominee (name in which Notes are to be registered, if different than name of Purchaser)

__________________________________